LEATT CORPORATION

Leatt Corporation (USA):
5348 Vegas Drive, #775, Las Vegas, Nevada 89108 USA
Tel: 1800 691 3314
Fax: 702 447 6751
E-mail: info@leatt-brace.com
Web: www.leatt-brace.com

Leatt Corporation (South African Branch):
No 50, Kiepersol Crescent, Atlas Gardens
Durbanville, 7550, Cape Town
Tel: +27 21 557 7257
Fax: +27 21 557 7381
E-mail: info@leatt-brace.com

CONTRACT OF EMPLOYMENT

Entered into between

LEATT CORPORATION
(hereinafter referred to as "the Company")

and

SEAN MACDONALD
(hereinafter referred to as "the Employee")

1. Appointment and Commencement Date

The Employee is hereby appointed to the position of CFO (Chief Financial Officer) to the Company, as of 1 August 2009.

2. Duties and Services

The Employee will be expected to carry out the duties of a Chief Financial Officer. A complete job description will be developed once the employee has started employment. Additional duties may be added as the operational requirements of the business dictate.

3. Working hours

The official working hours are 08h00 to 16h30, with 30 minute lunch break.

4. Remuneration and Benefits

4.1 The Employee will be paid a Cost to Company remuneration of R1 200 000.00 (one million and two hundred thousand rand) per annum plus medical aid fund for him and his direct family (Discovery Coastal Core or Topmed Hospital Plan).

4.2 As employee, you will receive the following benefits, which forms part of your remuneration:

Life and Disability cover through Discovery Life at 4 x annual salary;Health Card into which the company will deposit R100.00 per month;Gap cover to push in-hospital cover to 400% in line with Medical Scheme benefits.

4.3 The Employee shall additionally receive benefits from a share option scheme on a senior management level, which will be introduced by the Company within six months of signing this agreement.

Leatt Corporation (USA):
5348 Vegas Drive, #775, Las Vegas, Nevada 89108 USA
Tel: 1800 691 3314
Fax: 702 447 6751
E-mail: info@leatt-brace.com
Web: www.leatt-brace.com

Leatt Corporation (South African Branch):
No 50, Kiepersol Crescent, Atlas Gardens
Durbanville, 7550, Cape Town
Tel: +27 21 557 7257
Fax: +27 21 557 7381
E-mail: info@leatt-brace.com

4.4 The Employee shall be entitled to a performance based bonus annually. The bonus shall be based on the performance of both the company and the employee. The bonus will be at the discretion of management.

5 Signing on Security

Upon signing this employment agreement the Employee shall receive R 200 000.00 (two hundred thousand rand). Should the employee resign from the Company within a year of joining, then the R 200 000 (two hundred thousand rand) shall be deducted from his salary during his notice period, or if the employee's contract is terminated in accordance to paragraph 8.2 of this agreement the R 200 000.00 (two hundred thousand rand) shall automatically be refundable to the Company.

6 Leave

The Employee will be entitled to Annual Leave, Sick Leave and Family Responsibility Leave. A copy of the Company's Leave Policy is attached for your records.

The leave entitlements will be in accordance with the provisions of the Basic Conditions of Employment Act 1997 (as amended) and the regulations thereto.

6.1 Annual Leave

The Employee will be entitled to 21 working days' annual leave per 12-month employment cycle. The 12-month leave cycle will be calculated as of the commencement date of employment. This leave must be taken at a time mutually convenient to both the Employee and the Company and must be taken within 6 months of it accruing, failing which it will be forfeited.

6.2 Sick Leave

The Employee will be entitled to 30 days sick leave per 36-month cycle, calculated as of the commencement date of employment.

The Employee must provide a medical certificate if he has been absent from work for more than 2 days, or on more than 2 occasions in a period of 8 weeks.

During the first six months of employment, the Employee will be entitled to one days sick leave for every 26 days worked.

6.3 Family Responsibility Leave

The Employee will be entitled to family responsibility leave of 3 days paid leave per year, calculated as of the commencement of employment.

This leave may only be taken when the Employee's child is born or is sick, or on the death of the Employee's spouse or life partner, parent, adoptive parent, grandparent, child, adopted child, grandchild or sibling.

Leatt Corporation (USA):
5348 Vegas Drive, #775, Las Vegas, Nevada 89108 USA
Tel: 1800 691 3314
Fax: 702 447 6751
E-mail: info@leatt-brace.com
Web: www.leatt-brace.com

Leatt Corporation (South African Branch):
No 50, Kiepersol Crescent, Atlas Gardens
Durbanville, 7550, Cape Town
Tel: +27 21 557 7257
Fax: +27 21 557 7381
E-mail: info@leatt-brace.com

The Employee will be expected to provide reasonable proof of the events for which this leave is taken (e.g. death certificate).

7. Deductions

The following deductions will be made from the Remuneration of the Employee:

7.1 Income Tax;

7.2 Unemployment Insurance Contributions;

7.3 Any amount as agreed in writing between the Company and the Employee;

8. Termination

The contract of employment may be terminated on the following basis:

8.1 on 12 (twelve) weeks' written notice of termination; or

8.2 for any reason recognized in law, including misconduct or incapacity or
8.3 operational requirements.

Termination on the basis of misconduct may result in the notice period being waived.

9. Disclosure of Interest

The Employee must provide the Company with a written Declaration of Interests in other businesses, close corporations, partnerships, trusts and/or other associations of which the employee may be a Director and/or Office Bearer, or in which the Employee may have a financial interest.

10. Confidentiality

It is specifically recorded that the Employee will acquire in-depth knowledge and information relating to the operations of the Company, its philosophy, confidential information and general approach to business.

It is furthermore recorded and agreed that should the above knowledge and information be made available to a competitor or utilized by the Employee personally, it could cause the Company considerable financial loss and compromise the Company's competitive edge in its primary business market.

The Employee therefore agrees that he will maintain the utmost confidentiality when fulfilling his employment duties. The Employee also agrees to sign the Company's Non Disclosure Agreement at date of employment.

11. Intellectual Property

Leatt Corporation (USA):
5348 Vegas Drive, #775, Las Vegas, Nevada 89108 USA
Tel: 1800 691 3314
Fax: 702 447 6751
E-mail: info@leatt-brace.com
Web: www.leatt-brace.com

Leatt Corporation (South African Branch):
No 50, Kiepersol Crescent, Atlas Gardens
Durbanville, 7550, Cape Town
Tel: +27 21 557 7257
Fax: +27 21 557 7381
E-mail: info@leatt-brace.com

It is specifically recorded that the Company has developed and is developing a number of specific products, programs, projects, precedents, address lists, documentation and the like to assist with the effective performance of the Company. The Employee will work with a number of these programs, projects and utilize the documentation. It is specifically recorded that these programs and documentation will remain the intellectual property of the company.

The Employee furthermore specifically acknowledge that any programs, projects, documentation and/or similar products developed by the Company (with or without his/her input and/or assistance), remain the exclusive intellectual property of the Company and will not be utilized by the Employee in any other capacity or for any other person or company, including any person or company which is similar to, or competing with, or endeavouring to compete with the business of the Company.

12. Restraint of Trade

The Employee will be expected to sign a Restraint of Trade Agreement in favour of the Company.

13. Policies and Procedures

The Employee will be subject to the policies and procedures of the Company as determined by management from time to time.

14. General

This agreement constitutes the full agreement between the parties and no amendment hereof will be regarded as valid unless reduced to writing and signed by both the Company and the Employee.

Dated and signed at Durbanville on this 9th day of December 2009.

As Witness:

Pretorius

Name

The Employer:

Dr C J Leatt

As Witness:

Name

The Employee:

Sean Macdonald